Exhibit 99.B(d)(2)

Form of Schedule B

to the

Investment Advisory Agreement

dated December 16, 1994

as amended and restated on December 10, 2003, March 8, 2006 and December     , 2006

between

SEI Institutional Managed Trust

and

SEI Investments Management Corporation

(formerly, SEI Financial Management Corporation)

This Schedule B supersedes Schedule A to the Investment Advisory Agreement between SEI Institutional Managed Trust and SEI Financial Management Corporation (now SEI Investments Management Corporation) dated December 16, 1994.

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

Large Cap Value Fund	0.35%
Large Cap Growth Fund	0.40%
Tax-Managed Large Cap Fund	0.40%
Small Cap Value Fund	0.65%
Small Cap Growth Fund	0.65%
Tax-Managed Small Cap Fund	0.65%
Mid-Cap Fund	0.40%
Core Fixed Income Fund	0.275%
High Yield Bond Fund	0.4875%
Real Estate Fund	0.65%
Large Cap Diversified Alpha Fund	0.40%
U.S. Managed Volatility Fund	0.65%
Small/Mid Cap Diversified Alpha Fund	0.75%
Enhanced Income Fund	0.40%
Global Managed Volatility Fund	0.65%
Real Return Plus Fund	0.70%

SEI Institutional Investments Trust	SEI Investments Management Corporation

By:	By:

Name:	Name:

Position:	Position: